AGREEMENT OF PURCHASE AND SALE

            SUN INTERNATIONAL NORTH AMERICA, INC., SELLER

                                 AND

                       SHOWBOAT LAND LLC, BUYER














                     Dated: As of January 29,1998






                          Lot 140, Block 13
                   Tax Map of City of Atlantic City
                     Atlantic County, New Jersey

                          AGREEMENT OF SALE

     This Agreement of Sale ("Agreement") is made and entered into as of January 29, 1998 by and between Sun International North America, Inc., formerly known as Resorts International, Inc., A Delaware corporation ("Seller"), and Showboat Land LLC, a Nevada limited liability company
("Buyer").

                              BACKGROUND

     A. Seller owns certain real property located on the Boardwalk in the City of Atlantic City, County of Atlantic, currently designated as Block 13,
Lot 140 on the current Atlantic City Tax
Map and more particularly described on Exhibit A attached hereto and made a part hereof, together with the right, title and interest of Seller, if any, in and to the streets and in and to the land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said real property to the center line thereof, the air space and development rights pertaining to said real property and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging, or in any way appertaining thereto, all easements now or hereafter benefitting said real property and all royalties and rights appertaining to the use and enjoyment of said real property, including, but without limiting the generality of the foregoing, all riparian, alley, vault, drainage, mineral, water, oil, coal, gas and other similar rights (all of the foregoing being hereinafter collectively referred to as the "Property").

     B. Seller currently leases the Property to Atlantic City Showboat, Inc. ("Tenant"), a New Jersey corporation, pursuant to that certain Lease
Agreement dated October 26, 1983, by and between Resorts, as landlord, and Tenant, as lessee. Thereafter, the said lease was amended by the parties thereto by the First Amendment to Lease Agreement dated January 15, 1985 the Second Amendment to Lease Agreement dated July 5,1985, the
Third Amendment to Lease Agreement
dated October 28,1985, the Restated Third Amendment to Lease Agreement dated August 28,1986, the Fourth Amendment to Lease Agreement dated
December 16, 1986, the Fifth Amendment dated

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March 2,1987, the Sixth Amendment to Lease Agreement dated March 13,1987, the
Seventh Amendment to Lease Agreement dated October 18, 1988 and the Eighth Amendment to Lease Agreement dated May 18,1993 (collectively, the "Lease").

     C. Seller desires to sell to Buyer and Buyer desires to purchase the Property from Seller, and Seller desires to assign the Lease and Buyer desires to assume the Lease on the terms and conditions set forth in this Agreement.


                              ARTICLE I
                            DEFINED TERMS

     1.1 Definitions. In addition to the abbreviations and definitions set forth above and in the preamble to this Agreement, the following defined terms used in this Agreement shall have the meanings specified below:

     "Additional Exceptions" is defined in Section 3.1 of this Agreement.

     "Closing" means consummation of the purchase of the Property by Buyer from Seller in accordance with the terms and conditions of Article II of this
Agreement.

     "Closing Date" means the date specified in Section 2.3 of this Agreement on which the Closing will be held.

     "Environmental Laws" means any and all federal, state or local laws, regulations, ordinances, orders, permits and judgments and common law, including the law of strict liability and
the law of conducting abnormally dangerous activities relating to the protection of health and/or the environment, including, without limitation, provisions pertaining to or regulating air pollution, water pollution, noise control, wetlands, water courses, natural resources, wildlife, Hazardous Substances, or any other activities or conditions which impact or relate to the environment or nature.
                                     3
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     "Hazardous Substances" shall mean any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, gasoline, petroleum product, pollutant, contaminant or any other substance which is regulated under any Environmental Law, including, but not limited to, asbestos, PCBs and any "hazardous substance", "hazardous material", "hazardous waste", "industrial waste" or similar term as defined in any and all Environmental Laws such as, for example, Section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601(14) ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); Section 307 and 311 of the Clean Water Act, 33 U.S.C. Sections 137 and 1321; the Hazardous Materials Transportation Act, as amended, 49
U.S.C. Sections 1801-1812; Section 1004 (5); of the Resource Conservation Recovery Act, 42 U.S.C. Section 6903 (5); the New Jersey Industrial Sight Recovery Act, N.J.S.A. 13:1K-6, et seq.
("ISRA"); the New Jersey Water Pollution Control Act, N.J.S.A. 58:1OA-3, et seq.; the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:1OA-21, et seq.; the New Jersey
Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, et seq. (the "Spill Act"); and in the rules and regulations adopted in connection with any and all of the aforementioned Statutes and all other Environmental Laws.

     "NJDEP" means New Jersey Department of Environmental Protection.

     "Permitted Exceptions" is defined in Section 3.1 of this Agreement.

     "Purchase Price" means the total consideration to be paid by Buyer to Seller for the purchase of the Property pursuant to Section 2.2 of this Agreement.

     "Title Company" means Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation and/or such other title insurance company or companies selected by Buyer and licensed by the State of New Jersey.

     "Title Policy" means the ALTA owners policy of title insurance issued by the Title Company to Buyer which insures title to the Property as provided in
Section 3.1 of this Agreement.

     1.2 Other Defined Terms. Certain other defined terms shall have the respective meanings assigned to them elsewhere in this Agreement.

                              ARTICLE II
                          PURCHASE AND SALE

     2.1 Property. On the terms and conditions stated in this Agreement, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, the Property.

     2.2 Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be One Hundred Ten Million ($110,000,000.00) Dollars allocated as follows:

     $57,000,000.00 - land

     $53,000,000.00 - excess rent attributable to leased fee estate
The Purchase Price shall be payable to, or at the direction of Seller through, the Title Company at the Closing by wire transfer of immediately available funds to an account designated by Seller.

     2.3 Closing. The Closing of the purchase and sale of the Property shall take place at 10:00 a.m. on January 29,1998, at the offices of Latham & Watkins, 885 Third

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Avenue, New York, New York 10022-4802 or such other place as may be mutually agreed upon by Buyer and Seller.

     2.4 Adiustments at Closing. There shall be no adjustments between Buyer and Seller at Closing.

     2.5 Costs of Closing. Each party is responsible for paying the legal fees of its counsel in negotiating, preparing, and closing the transaction contemplated by this Agreement. Buyer shall be responsible for the cost of recording the deed, the Title Policy (as hereinafter defined) and for all fees and expenses of the Title Company. Buyer shall be responsible for the payment of the realty transfer fee in connection with the transfer of title to the Property. Each party shall be responsible for paying any other fees, costs and expenses identified herein as being the responsibility of such party.

     Notwithstanding the foregoing, in the event a determination is made that an additional realty transfer fee is due in connection with the conveyance of the Property to Buyer, each party shall be responsible for the payment of one-half of such additional realty transfer fee and any penalties and/or interest related thereto within ten (10) days of the date of such determination. The parties agree to share equally any and all costs and expenses, including legal fees with regard to any action or proceeding commenced related to the realty transfer fee. The provisions of this sentence shall survive Closing.

     2.6 Assignment of Lease and Rents. At closing, Seller shall assign and set over to Buyer all of Seller's right, title and interest in the Lease and rents thereunder, free and clear of all liens and encumbrances, except Permitted Exceptions and Additional Exceptions, and Buyer shall assume the Lease.



                                  6
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                             ARTICLE III
                          CONDITION OF TITLE

     3.1 Condition of Title. Title to the Property shall be good and marketable and insurable at standard rates by the Title Company, and shall be free and clear of all liens, encumbrances and rights of others, except for (a) those matters set forth on Exhibit 3.1 attached hereto and made a part hereof (the "Permitted Exceptions"). At Closing, title to the Property shall be conveyed to Buyer, in fee simple, by bargain and sale deed with a covenant as to grantor's acts (the "Deed") and (b) such other matters as the Title Company shall be willing, at Buyer's request, to omit as exceptions to coverage or to except, without special premium, with insurance against collection out of or enforcement against the Property (the "Additional Exceptions").

                                ARTICLE IV
                   CONDITIONS PRECEDENT; DELIVERIES

     4.1  Conditions Precedent.

     A. The obligation of Buyer to complete the Closing is subject to the fulfillment (or waiver in writing by Buyer) of each of the following conditions at or prior to the Closing:

     (a) All representations and warranties made by Seller hereunder are true, complete and correct in all material respects on the date hereof, and shall be true, complete and accurate in all material respects as of the Closing Date (as if then made).

     (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller on or before the Closing Date shall have been fully performed in all material respects.


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
     (c) Seller shall have furnished or caused to be furnished to Buyer all of the items required to be furnished by Seller under Section 4.2 of this Agreement.

     (d) Approval of the transactions contemplated by this Agreement by the New Jersey Casino Control Commission.

     B. The obligation of Seller to complete the Closing is subject to the fulfillment (or waiver in writing by Seller) of each of the following conditions at or prior to Closing:

     (a) All representations and warranties made by Buyer hereunder are true, complete and correct on the date hereof, and shall be true, complete and correct in all material respects as of the Closing Date (as if then made).

     (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Buyer on or before the Closing Date shall have been fully performed in all material respects.

     (c) Buyer shall have furnished or caused to be furnished to Seller all of the items required to be furnished by Buyer under Section 4.3 of this Agreement.

     4.2 Seller's Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer, the following items duly executed, witnessed and/or attested, sealed and acknowledged where so indicated by all necessary parties:

     (a)  The Deed, duly executed in recordable form by Seller.


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
     (b) The Assignment and Assumption of Lease in the form attached hereto as Exhibit 4.2(b).

     (c)  Affidavit of title attached hereto as Exhibit 4.2(c).

     (d) Resolution of the Board of Directors of Seller authorizing the sale of the Property to Buyer in accordance with the terms of this Agreement.

     (e) Discharge of Mortgage recorded in Mortgage Book 4445, page 209 et seq. and Assignment recorded in Deed Book 5136, page 45.

     (f)  The Estoppel Certificate in the form attached hereto as Exhibit
 4.2(h).

     4.3 Buyer's Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller or the Title Company, the following items:

     (a)  The payment required by Section 2.2 of this Agreement.

     (b) The Assignment and Assumption of Lease in the form attached hereto as Exhibit 4.2(b).

     (c) The Estoppel Certificate of Tenant in the form attached hereto as Exhibit 4.3(c).

     (d) Resolution of the Buyer authorizing the purchase of the Property in accordance with the terms of this Agreement.

                              ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF SELLER

     5.1 Representations and Warranties. The following representations and warranties of Seller are true, complete and correct in all material respects on the date hereof and shall be true, complete and correct in all material respects on the Closing Date (as if then made):

     (a) Seller has the full legal right, power and authority to enter into, execute, deliver and perform all of its obligations under this Agreement.
All requisite action necessary to authorize
Seller to enter into this Agreement and to carry out its obligations hereunder have been, or on the Closing Date will have been, taken. The execution and delivery of this Agreement by Seller constitutes the valid and legally binding obligation of Seller to perform this Agreement, enforceable against Seller in accordance with its terms.

     (b) Seller has not received any written notice of any pending or threatened condemnation action with respect to all or any portion of the Property, and to the best of Seller's knowledge, there are no existing condemnation or other legal proceedings affecting the Property by any governmental authority having jurisdiction over or affecting all or any part of the Property.

     (c) No permission, consent or approval by any third party or, to the best of Seller's knowledge, any governmental authority is required to be obtained by Seller in order for Seller to consummate the transactions contemplated by this Agreement.





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
    (d) There are no actions, suits or proceedings pending or, to the best of Seller's knowledge or the knowledge of its affiliates, threatened affecting the Property or any portion thereof.

     (e) Seller and each of its affiliates have not received written notice that the Property is in violation of any Environmental Laws. Seller and each of its affiliates have no knowledge of the release of Hazardous Substance on or from the Property or to the Property from any adjacent property, or any potential or known liability which has resulted in or may result in a lien on the Property or which is or may result in a violation of any Environmental Laws. Seller and each of its affiliates have not received written notice of a threatened or pending Regulatory Action (hereinafter defined) and has not received any written notification that it is or may be potentially responsible or liable for clean-up, testing or other remedial activities at any site including, without limitation, the Property. "Regulatory Action" is defined as any violation, complaint, citation, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought by or instituted by any governmental authority under or in connection with any Environmental Law.

     (f) To the best of Seller's knowledge and belief, the Lease is in full force and effect and no default or event, which with notice, the passage of time or both would constitute a default, has occurred thereunder. Tenant under the Lease is current in the payment of rent and all other amounts due under the Lease.


     (g) The representations and warranties of Seller contained herein shall not survive the Closing.

                             ARTICLE VI
               REPRESENTATIONS AND WARRANTIES OF BUYER


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
     The following representations and warranties of Buyer are true, complete and correct in all material respects on the date hereof and shall be true, complete and correct in all material respects on the Closing Date (as if then made):

     (a) Buyer has the full legal right, power and authority to enter into, execute, deliver and perform all of its obligations under this Agreement.
All requisite action necessary to authorize
Buyer to enter into this Agreement and to carry out Buyer's obligations hereunder has been, or on the Closing Date will have been, taken. The execution and delivery of this Agreement by Buyer constitutes the valid and legally binding obligation of Buyer to perform this Agreement, enforceable in accordance with its terms.

     (b) Buyer and each of Buyer's affiliates have not received any written notice of any pending or threatened condemnation action with respect to all or any portion of the Property, and to the best of Buyer's knowledge, there are no existing condemnation or other legal proceedings affecting the Property by any governmental authority having jurisdiction over or affecting all or any part of the Property.

     (c) No permission, consent or approval by any third party or, to the best of Buyer's knowledge, any governmental authority is required to be obtained by Buyer in order for Buyer to consummate the transactions contemplated by this Agreement, except the consent or approval of the New Jersey Casino Control Commission which may be required to be obtained by Buyer and/or Tenant.

     (d) There are no actions, suits or proceedings pending or, to the best of Buyer's knowledge or the knowledge of its affiliates, threatened affecting the Property or any portion thereof.

     (e) Buyer and each of its affiliates have not received written notice that the Property is in violation of any Environmental Laws. Buyer and each of its affiliates have no knowledge of the release of Hazardous Substance on or from the Property or to the Property from any adjacent property, or any potential or known liability which has resulted in or may result in a lien on the Property or which is or may result in a violation of any Environmental Laws. Buyer and each of its affiliates have not received written notice of a threatened or pending Regulatory Action and has not received any notification that it is or may be potentially responsible or liable for clean-up, testing or other remedial activities at any site including, without limitation, the Property.

     (f) To the best of Tenant's knowledge and belief, the Lease is in full force and effect and no default or event, which with notice, the passage of time or both would constitute a default, has occurred thereunder.

     (g) The representations and warranties of Buyer contained herein shall not survive the Closing.

                             ARTICLE VII
                        BROKERAGE COMMISSIONS

Seller and Buyer each warrant to the other that neither has incurred any obligation for a real estate or brokerage commission with respect to this transaction, and each hereby agrees to defend, indemnify, and hold harmless the other for any loss, cost, or expense which may result from a breach of this warranty.

                             ARTICLE VIII
                             CONDEMNATION

If, prior to the Closing, there shall occur a threatened or actual taking or condemnation of all or any substantial portion of the Property, then, in such event, Buyer shall have the right to terminate this Agreement by written notice delivered to Seller within ten (10) days after Buyer has received written notice from Seller of such an event ("Seller's Condemnation Notice"). If Buyer elects to terminate this Agreement pursuant to the preceding sentence, the parties shall have no further rights or obligations under this Agreement, one to the other with respect to the subject matter of this
Agreement. If this Agreement is not terminated by Buyer, it shall remain in full force and effect, and
Seller, upon the Closing, at Buyer's election, shall either (i) pay to Buyer any award collected by
Seller as a result of said taking, deducting from same the reasonable expenses of Seller, including attorneys' fees, incurred in the collection of same, or (ii) assign, transfer and set over to Buyer all of Seller's right, title and interest in and to any awards to be made on account of said taking, as the case may be.

                              ARTICLE IX
                            MISCELLANEOUS





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
     9.1 Notices. All notices, demands, approvals, consents, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed to be properly delivered (i) on receipt if delivered by hand, (ii) the next business day if delivered overnight delivery by a nationally recognized overnight courier service provided it is delivered, and (iii) whether actually received or refused three (3) days after having been deposited in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:


    If to Seller:  Sun International North America, Inc.
                   1133 Boardwalk
                   Atlantic City, NJ 08401
                   Attn:          Charles D. Adamo, Esq.

             With a copy to:  William C. Murtha, Esq.
                              Senior Corporate Counsel
                              Sun International North America, Inc.
                              1133 Boardwalk
                              Atlantic City, NJ 08401

                and to:       James P. Gerkis, Esq.
                              Whitman, Breed, Abbott & Morgan LLP
                              200 Park Avenue
                              New York, NY 10166

               If to Buyer:   R. Craig Bird, Executive Vice President
                              Finance and Administration
                              Showboat Incorporated
                              6601 Ventnor Avenue
                              Ventnor, NJ 08406

              With a copy to: John Brewer, Esq.
                              Kummer, Kaempfer, Bonner & Renshaw
                              Seventh Floor
                              3800 Howard Hughes Parkway
                              Las Vegas, Nevada 89109
           and to:      Arthur E. Sklar, Esq.
                        Levine, Staller, Sklar, Chan, Brodsky & Donnelly, P.A. 3030 Atlantic Avenue
                        Atlantic City, NJ 08401


     Any of the addresses for notice may be changed by delivery of written notice in connection herewith.

    9.2 Entire Agreement and Amendments. This Agreement embodies the entire agreement between the parties with respect to the Property and supersedes all prior agreements and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.


     9.3 Parties Bound. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective legal representatives, successors and assigns.

     9.4 Time is of the Essence. It is expressly agreed by Seller and Buyer that time is of the essence with respect to this Agreement.

     9.5 Attorney's Fees. If either party hereto shall be required to employ an attorney to enforce or defend the rights of such party hereunder, the prevailing party will be entitled to recover its reasonable attorneys fees, costs and disbursements.

     9.6 Multiple Counterparts; Facsimile Signatures. This Agreement may be executed and delivered in any number of counterparts, all of which taken together shall constitute one and the same agreement and either of the parties hereto may execute this


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
Agreement by signing and delivering any such counterpart. Signatures delivered by telecopier or similar device shall be deemed the equivalent of an original signature. At the request of a party, the other party shall deliver to the requesting party a signature page bearing the original signature of such party.

     9.7 Severability. If any provision of this Agreement shall, for any reason, be held violative of any applicable law, and so much of this Agreement is held to be unenforceable, then the invalidity of such specific provision shall not be held to invalidate any other provision of this Agreement which shall remain in full force and effect.

     9.8 Assignment. This Agreement may not be assigned by Buyer, in whole or in part, without the prior written consent of Seller.

     9.9 Governing Law. The terms and conditions of this Agreement shall be governed by the internal laws of the State of New Jersey.

     9.10 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts and when executed by each of the parties hereto shall constitute a binding, single agreement and execution of this document and any Exhibits hereto by facsimile signature shall be acceptable and deemed the same as original signatures. The party delivering the facsimile signature shall promptly deliver a live signature page to the other party.

EXECUTED by Buyer this ___ day of January, 1998

                                   Showboat Land LLC
                                      By:  Showboat Operating Company, a
                                      member


                                 By:
                                     R. Craig Bird
                                     Executive Vice-President and
                                     Chief Financial Officer


Acknowledged and Agreed to:

                                   Atlantic City Showboat, Inc.



                                   By:
                                     Herbert R. Wolfe
                                     President

EXECUTED by Seller this ___ day of January, 1998

                                   Sun International North America, Inc.


                                 By:
                                     John Allison
                                     Executive Vice President-Finance &
                                     Chief Financial Officer

































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
                          INDEX OF EXHIBITS

           A.       Legal Description
           3.1      Permitted Exceptions
           4.2(b)   Assignment and Assumption of Lease
           4.2(c)   Affidavit of Title
           4.2(h)   Estoppel Certificate of Seller
           4.3(c)   Estoppel Certificate of Tenant

                                        EXHIBIT A

                              Legal Description

                             EXHIBIT 3.1
                         Permitted Exceptions


     1.   LANDLORDS WAIVER: between Resorts International Inc. and Maryland
     National
     Leasing Corporation dated September 18,1986 recorded December 30,1986 in Deed Book 4372 page 282.

     2.   AGREEMENT AS TO ASSUMPTION OF OBLIGATIONS WITH RESPECT TO
     PROPERTIES:      between Atlantic City Showboat Inc., a New Jersey
     Corporation,
     Trump Taj Mahal Associates Limited Partnership, a New Jersey Limited Partnership, Trump Taj Mahal Realty Corp., a New Jersey Corporation and Resorts International Inc., a Delaware Corporation dated September 21, 1988 and recorded November 17,1988 in Deed Book 4795 page 243 and as amended by First Amendment recorded in Deed Book 4966 page 181.

     3.   AGREEMENT AS TO ASSUMPTION OF OBLIGATIONS WITH RESPECT TO
     PROPERTIES:      Between Atlantic City Showboat, Inc., a New Jersey
     Corporation,
     Trump Taj Mahal Associates Limited Partnership, a New Jersey Limited Partnership, Trump Taj Mahal Realty Corp., a New Jersey Corporation, and Resorts International Inc. a Delaware Corporation dated September 21, 1988 recorded March 14,1989 in Deed book 4863 page 5.

     4. Restrictions, covenants, agreements, and easements contained in Deed Book 2436 page 110; Misc. Book 12 page 242; and Misc. Book 12 page 377.

     5. Restrictions, covenants, agreements and easements, contained in Deed Book 3978 page 219, Certification in Deed Book 4524 page 192 as modified in Deed Book 4646 page 166 and in Deed Book 3846 page 199 as amended by Correction and Confirmatory Deed in Deed Book 4636 page 218, and Deed Book 4016 page 70.

     6. Rights granted to the Atlantic City Electric Company in Deed Book 1991 page 100.

     7. Rights of the Federal Government to take, without compensation, any land now or formerly flowed by tidal waters for the purpose of commerce and navigation and its authority to regulate and control navigation and in that connection to establish and change bulkhead and pierhead lines.

     8.   Easement for Service Road over a portion of premises (Lot 140 Block
     13) described as Parcel D on Exhibit A.

     9. Estate and interest under the terms and provisions of lease by Resorts International Inc. a Delaware Corporation to Ocean Showboat Inc. a New Jersey Corporation Short Form Lease dated October 26,1983 recorded January 18,1984 in Deed Book 3878 page 1.

     10.  Taxes, charges and assessments.

     11. Liability for additional assessment for tax in connection with new construction pursuant to N.J.S.A. 54:4-63.1 et seq.

     12.  Water charges, if any, affecting the premises in question.

     13. Rights or claims of parties in possession not shown by the public records, limited, however, to the Lease.

     14. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey and inspection of the Property.

     15. Any liens, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public record, except such liens attributable to Seller.

     16. Terms and conditions contained in Riparian Grants from the State of New Jersey to Benjamin Brown, recorded March 28,1882 in Deed Book 88, page 80 and to James B. Reilly, recorded August 11,1899 in Deed Book 233, page 417 provided, however, the Title Company insures that the grantees in the Riparian Grants were the upland owners at the time said Grants were given.


DECLARATION OF COMMENCEMENT DATE OF LEASE: by Resorts International Inc. a Delaware Corporation and Ocean Showboat Inc. a New Jersey Corporation dated December 15,1983 recorded May 1,1984 in Deed Book 3911 page 63.

ASSIGNMENT AND ASSUMPTION OF LEASE: by Ocean Showboat Inc. a New Jersey Corporation to Atlantic City Showboat, Inc. a New Jersey Corporation dated December 3, 1984 recorded December 24,1984 in Deed Book 4004 page 310.

FIRST AMENDMENT TO LEASE:   between Resorts International Inc. a Delaware
Corporation and Atlantic City Showboat Inc. a New Jersey Corporation dated January 15, 1985 recorded August 16,1985 in Deed Book 4107 page 141.

SECOND AMENDMENT TO LEASE: between Resorts International Inc. a Delaware Corporation and Atlantic City Showboat Inc. a New Jersey Corporation dated July 5,1985 recorded November 25,1985 in Deed Book 4158, page 221.

THIRD AMENDMENT TO LEASE:   between Resorts International Inc. a Delaware
Corporation and Atlantic City Showboat Inc. a New Jersey Corporation dated October 28, 1985 recorded November 25,1985 in Deed Book 4158, page 227.

RESTATED THIRD AMENDMENT TO LEASE: between Resorts International Inc. a Delaware Corporation and Atlantic City Showboat, Inc. a New Jersey Corporation dated October 28,1985 recorded February 20,1987 in Deed Book 4406 page 17.

FOURTH AMENDMENT TO LEASE: between Resorts International Inc. a Delaware Corporation and Atlantic City Showboat Inc. a New Jersey Corporation dated December 16,1986 recorded February 20,1987 in Deed Book 4406, page 37.

FIFTH AMENDMENT TO LEASE:   between Resorts International Inc. a Delaware
Corporation and Atlantic City Showboat Inc. a New Jersey Corporation dated March 2, 1987 recorded March 23,1987 in Deed Book 4421 page 10.

SIXTH AMENDMENT TO LEASE:   between Resorts International Inc. a Delaware
Corporation and Atlantic City Showboat, Inc. a New Jersey Corporation dated March 13, 1987 recorded March 23, 1987 in Deed Book 4421 page 17.

SEVENTH AMENDMENT TO LEASE: between Resorts International Inc. a Delaware Corporation and Atlantic City Showboat, Inc. a New Jersey Corporation date October 18, 1988 recorded December 19,1988 in Deed Book 4814 page 231.

EIGHTH AMENDMENT TO LEASE: between Resorts International Inc., a Delaware Corporation and Atlantic City Showboat, Inc. a New Jersey Corporation dated May 18, 1993 recorded May 18,1993 in Deed Book 5500, page 284.









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